Exhibit 99
FOR IMMEDIATE RELEASE
December 22, 2009

Cintas Corporation Announces Fiscal 2010 Second Quarter Results

CINCINNATI, December 22, 2009 -- Cintas Corporation (Nasdaq:CTAS) today reported results for the second quarter of its fiscal year 2010, which ended on November 30, 2009.  Revenue for the quarter was $884.5 million, a 1% decrease as compared to the first quarter of fiscal 2010, which ended on August 31, 2009.  However, when adjusted for a comparable number of workdays, revenue increased 1% compared to the first quarter.

Scott D. Farmer, Chief Executive Officer, stated, “According to the U.S. Department of Labor, the U.S. economy has lost jobs for 23 consecutive months, with 7.2 million jobs lost during that time frame.  These job losses directly affect our business as many of our products and services are dependant on customer employee levels.  While job losses have moderated recently, 1.2 million jobs were lost during the last six months and we do not know when positive job growth will return.  We will continue to focus on taking care of our customers and actively managing our cost structure in this difficult environment.”

Second quarter net income was $57.2 million and earnings per share were $0.37.  Both represented a 6% increase over the first quarter of fiscal 2010.  Excluding one-time legal settlements net of insurance proceeds of $4.1 million in the second quarter and $19.5 million in the first quarter, second quarter net income decreased 10% to $59.7 million and earnings per share decreased 9% to $0.39.  The Company offset revenue declines, primarily due to job losses, by adding new customers and further penetrating existing customer accounts with additional products and services.  The costs associated with this additional revenue, as well as heightened pricing pressures, impacted second quarter margins.  In addition, the Company’s effective tax rate increased to 39.3% as expected due to quarterly tax reserve requirements.  The Company believes its full fiscal year 2010 tax rate will be approximately 37.5%.

Mr. Farmer continued, “It appears that our business has stabilized as this was our third straight quarter of relatively flat revenue on a per workday basis.  Given our businesses’ correlation to employment levels, it is unlikely that we will return to steady growth until the U. S. job market begins to recover, which historically has lagged general economic growth.  We anticipate that when job recovery does occur, it will be a slow and lengthy process.  In addition, the third quarter of our fiscal year is traditionally our most challenging, with fewer workdays and customer holiday closures.  This year, we anticipate customer holiday closures will be longer and more widespread than they have been in better economic climates.  For these reasons, we believe that current analyst expectations for Cintas revenue and earnings are too optimistic.”

Mr. Farmer emphasized, “Our solid foundation and focus on cost control and cash generation continue to enable us to weather this difficult economic environment.  Over the last six months, we have significantly increased our cash flow.  We generated $246 million of free cash flow in the first six months of this fiscal year, which is a $167 million increase over the first six months of last year.  This cash flow has helped strengthen an already robust balance sheet.  We continue to be a market leader in all of our businesses, with state-of-the-art technology, efficient operations and dedicated employee partners.  When market conditions improve, we expect these competitive advantages will provide us enhanced opportunities.”

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for approximately 800,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS, and is a Nasdaq-100 company and component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, changes in federal and state tax and labor laws and the reactions of competitors in terms of price and service.  Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2009 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:

William C. Gale, Sr. Vice President-Finance and Chief Financial Officer – 513-573-4211

Michael L. Thompson, Vice President and Treasurer – 513-573-4133

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended			Three Months Ended
	November 30, 2009	August 31, 2009	% Chng.	November 30, 2008	% Chng.

Revenue:
Rental uniforms and ancillary products	$643,597	$655,638	-1.8	$711,454	-9.5
Other services	240,912	235,931	2.1	273,730	-12.0
Total revenue	$884,509	$891,569	-0.8	$985,184	-10.2

Costs and expenses:
Cost of rental uniforms and ancillary products	$363,728	$362,929	0.2	$401,614	-9.4
Cost of other services	150,934	145,845	3.5	168,570	-10.5
Selling and administrative expenses	259,406	264,427	-1.9	284,608	-8.9
Legal settlements, net of insurance proceeds	4,052	19,477	N/A	-	N/A

Operating income	$106,389	$98,891	7.6	$130,392	-18.4

Interest income	(314)	(359)	-12.5	(830)	-62.2
Interest expense	12,579	12,038	4.5	12,768	-1.5

Income before income taxes	$94,124	$87,212	7.9	$118,454	-20.5
Income taxes	36,948	33,228	11.2	46,616	-20.7
Net income	$57,176	$53,984	5.9	$71,838	-20.4

Per share data:
Basic earnings per share	$0.37	$0.35	5.7	$0.47	-21.3
Diluted earnings per share	$0.37	$0.35	5.7	$0.47	-21.3

Weighted average number of shares outstanding	152,866	152,828		152,788
Diluted average number of shares outstanding	152,867	152,828		152,788

	Six Months Ended
	November 30, 2009	November 30, 2008	% Chng.

Revenue:
Rental uniforms and ancillary products	$1,299,235	$1,432,827	-9.3
Other services	476,843	554,536	-14.0
Total revenue	$1,776,078	$1,987,363	-10.6

Costs and expenses:
Cost of rental uniforms and ancillary products	$726,657	$808,904	-10.2
Cost of other services	296,779	338,376	-12.3
Selling and administrative expenses	523,833	571,903	-8.4
Legal settlements, net of insurance proceeds	23,529	-	N/A

Operating income	$205,280	$268,180	-23.5

Interest income	(673)	(1,895)	-64.5
Interest expense	24,617	25,799	-4.6

Income before income taxes	$181,336	$244,276	-25.8
Income taxes	70,176	93,802	-25.2
Net income	$111,160	$150,474	-26.1

Per share data:
Basic earnings per share	$0.72	$0.98	-26.5
Diluted earnings per share	$0.72	$0.98	-26.5

Weighted average number of shares outstanding	152,847	153,093
Diluted average number of shares outstanding	152,847	153,093

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended		Three Months Ended
	November 30, 2009	August 31, 2009	November 30, 2008
Rental uniforms and ancillary products gross margin	43.5%	44.6%	43.6%
Other services gross margin	37.3%	38.2%	38.4%
Total gross margin	41.8%	42.9%	42.1%
Net margin	6.5%	6.1%	7.3%
Net margin, excluding charges	6.7%	7.4%	7.3%

Depreciation and amortization	$47,562	$48,905	$50,009
Capital expenditures	$23,273	$24,819	$41,496

Debt to total capitalization	24.0%	24.5%	27.2%

	Six Months Ended
	November 30, 2009	November 30, 2008
Rental uniforms and ancillary products gross margin	44.1%	43.5%
Other services gross margin	37.8%	39.0%
Total gross margin	42.4%	42.3%
Net margin	6.3%	7.6%
Net margin, excluding charges	7.1%	7.6%

Depreciation and amortization	$96,467	$99,894
Capital expenditures	$48,092	$95,957

Debt to total capitalization	24.0%	27.2%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses and gains and losses.  The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance.  A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Management believes earnings per diluted share excluding the legal settlement charge provides investors pertinent information given the one-time nature of these charges.

	Three Months Ended			Three Months Ended
	November 30, 2009	August 31, 2009	% Chng.	November 30, 2008	% Chng.

Income before income taxes	$94,124	$87,212	7.9	$118,454	-20.5

Excluding:
Legal settlements, net of insurance proceeds	4,052	19,477		-

Total charges	$4,052	$19,477		$-

Income before income taxes, excluding charges	$98,176	$106,689	-8.0	$118,454	-17.1
Income taxes, excluding charges	38,517	40,649		46,616
Net income, excluding charges	$59,659	$66,040	-9.7	$71,838	-17.0

Per share data:
Earnings per diluted share, excluding charges	$0.39	$0.43	-9.3	$0.47	-17.0

	Six Months Ended
	November 30, 2009	November 30, 2008	% Chng.

Income before income taxes	$181,336	$244,276	-25.8

Excluding:
Legal settlements, net of insurance proceeds	23,529	-

Total charges	$23,529	$-

Income before income taxes, excluding charges	$204,865	$244,276	-16.1
Income taxes, excluding charges	79,283	93,802
Net income, excluding charges	$125,582	$150,474	-16.5

Per share data:
Earnings per diluted share, excluding charges	$0.82	$0.98	-16.3

Computation of Free Cash Flow

	Six Months Ended November 30,
	2009	2008

Net Cash Provided by Operations	$294,175	$175,141

Capital Expenditures	$(48,092)	$(95,957)

Free Cash Flow	$246,083	$79,184

Note: Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended November 30, 2009
Revenue	$643,597	$99,434	$81,557	$59,921	$-	$884,509
Gross margin	$279,869	$29,182	$30,560	$30,236	$-	$369,847
Selling and administrative expenses	$187,988	$18,707	$27,542	$25,169	$-	$259,406
Legal settlements, net of insurance proceeds	$-	$-	$-	$-	$4,052	$4,052
Interest income	$-	$-	$-	$-	$(314)	$(314)
Interest expense	$-	$-	$-	$-	$12,579	$12,579
Income (loss) before income taxes	$91,881	$10,475	$3,018	$5,067	$(16,317)	$94,124

For the three months ended August 31, 2009
Revenue	$655,638	$89,301	$90,001	$56,629	$-	$891,569
Gross margin	$292,709	$27,245	$35,262	$27,579	$-	$382,795
Selling and administrative expenses	$190,256	$19,156	$29,475	$25,540	$-	$264,427
Legal settlement, net of insurance proceeds	$-	$-	$-	$-	$19,477	$19,477
Interest income	$-	$-	$-	$-	$(359)	$(359)
Interest expense	$-	$-	$-	$-	$12,038	$12,038
Income (loss) before income taxes	$102,453	$8,089	$5,787	$2,039	$(31,156)	$87,212

For the three months ended November 30, 2008
Revenue	$711,454	$120,035	$100,490	$53,205	$-	$985,184
Gross margin	$309,840	$36,851	$40,442	$27,867	$-	$415,000
Selling and administrative expenses	$201,470	$27,614	$32,774	$22,750	$-	$284,608
Interest income	$-	$-	$-	$-	$(830)	$(830)
Interest expense	$-	$-	$-	$-	$12,768	$12,768
Income (loss) before income taxes	$108,370	$9,237	$7,668	$5,117	$(11,938)	$118,454

For the six months ended November 30, 2009
Revenue	$1,299,235	$188,735	$171,558	$116,550	$-	$1,776,078
Gross margin	$572,578	$56,427	$65,822	$57,815	$-	$752,642
Selling and administrative expenses	$378,244	$37,863	$57,017	$50,709	$-	$523,833
Legal settlements, net of insurance proceeds	$-	$-	$-	$-	$23,529	$23,529
Interest income	$-	$-	$-	$-	$(673)	$(673)
Interest expense	$-	$-	$-	$-	$24,617	$24,617
Income (loss) before income taxes	$194,334	$18,564	$8,805	$7,106	$(47,473)	$181,336
Assets	$2,469,393	$140,923	$311,050	$475,836	$480,240	$3,877,442

For the six months ended November 30, 2008
Revenue	$1,432,827	$237,518	$209,022	$107,996	$-	$1,987,363
Gross margin	$623,923	$74,228	$84,566	$57,366	$-	$840,083
Selling and administrative expenses	$408,494	$52,988	$65,548	$44,873	$-	$571,903
Interest income	$-	$-	$-	$-	$(1,895)	$(1,895)
Interest expense	$-	$-	$-	$-	$25,799	$25,799
Income (loss) before income taxes	$215,429	$21,240	$19,018	$12,493	$(23,904)	$244,276
Assets	$2,657,929	$180,413	$349,518	$459,847	$127,346	$3,775,053

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

ASSETS	November 30, 2009	May 31, 2009
	(Unaudited)
Current assets:
Cash & cash equivalents	$342,014	$129,745
Marketable securities	138,226	120,393
Accounts receivable, net	377,151	357,678
Inventories, net	166,373	202,351
Uniforms and other rental items in service	329,561	335,447
Income taxes, current	8,906	25,512
Deferred tax asset	69,558	66,368
Prepaid expenses	17,637	17,035
Assets held for sale	15,744	15,744
Total current assets	1,465,170	1,270,273

Property and equipment, at cost, net	888,005	914,627

Goodwill	1,334,773	1,331,388
Service contracts, net	110,104	124,330
Other assets, net	88,296	80,333

	$3,886,348	$3,720,951

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$73,574	$69,965
Accrued compensation and related liabilities	46,872	48,414
Accrued liabilities	224,526	198,488
Long-term debt due within one year	588	598
Total current liabilities	345,560	317,465

Long-term liabilities:
Long-term debt due after one year	785,748	786,058
Deferred income taxes	157,143	149,032
Accrued liabilities	101,812	100,987
Total long-term liabilities	1,044,703	1,036,077

Shareholders' equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	-	-
Common stock, no par value: 425,000,000 shares authorized	132,034	129,215
FY10: 173,206,493 issued and 152,869,220 outstanding
FY09: 173,085,926 issued and 152,790,170 outstanding
Paid-in capital	77,116	72,364
Retained earnings	3,049,579	2,938,419
Treasury stock:	(798,847)	(797,888)
FY10: 20,337,273 shares
FY09: 20,295,756 shares
Other accumulated comprehensive income (loss):
Foreign currency translation	44,031	33,505
Unrealized loss on derivatives	(7,847)	(8,207)
Unrealized loss on available-for-sale securities	19	1
Total shareholders' equity	2,496,085	2,367,409

	$3,886,348	$3,720,951

Cintas Corporation
Consolidated Condensed Statement of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
Cash flows from operating activities:	November 30, 2009	November 30, 2008

Net income	$111,160	$150,474

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	75,899	78,372
Amortization of deferred charges	20,568	21,522
Stock-based compensation	7,571	6,911
Deferred income taxes	4,777	(1,840)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(12,843)	(8,064)
Inventories, net	34,874	(15,169)
Uniforms and other rental items in service	5,495	(6,237)
Prepaid expenses	(568)	(3,799)
Accounts payable	6,914	(509)
Accrued compensation and related liabilities	(1,646)	(8,685)
Accrued liabilities and other	25,246	(16,400)
Income taxes payable	16,728	(21,435)

Net cash provided by operating activities	294,175	175,141

Cash flows from investing activities:

Capital expenditures	(48,092)	(95,957)
Proceeds from sale or redemption of marketable securities	25,852	61,662
Purchase of marketable securities and investments	(53,060)	(23,222)
Acquisitions of businesses, net of cash acquired	(6,601)	(18,331)
Other	1,053	353

Net cash used in investing activities	(80,848)	(75,495)

Cash flows from financing activities:

Proceeds from issuance of debt	-	7,500
Repayment of debt	(321)	(80,749)
Exercise of stock-based compensation awards	2,819	-
Repurchase of common stock	(959)	(25,847)
Other	(3,536)	413

Net cash used in financing activities	(1,997)	(98,683)

Effect of exchange rate changes on cash and cash equivalents	939	(4,774)

Net increase (decrease) in cash and cash equivalents	212,269	(3,811)

Cash and cash equivalents at beginning of period	129,745	66,224

Cash and cash equivalents at end of period	$342,014	$62,413